MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Set forth below are the unaudited pro forma consolidated statements of income for each of the years in the two-year period ended December 31, 2016 and the unaudited pro forma consolidated balance sheet as of December 31, 2016, together with the notes to the unaudited pro forma consolidated financial statements, of MPLX LP, that give effect to the acquisitions of Hardin Street Transportation LLC and Woodhaven Cavern LLC (collectively, "HST") and MPLX Terminals LLC ("MPLXT"). The unaudited pro forma consolidated financial statements have been prepared based on the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 with certain pro forma adjustments made to those financial statements as further discussed below. The pro forma consolidated financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes. Unless otherwise stated or the context otherwise indicates, all references to “MPLX”, “the Partnership”, “we”, “our”, “us”, or similar expressions refer to MPLX LP, including its consolidated subsidiaries. References to "MPC", refer to Marathon Petroleum Corporation and its subsidiaries, other than the Partnership.
MPC contributed the assets of HST and MPLXT to newly created and wholly-owned subsidiaries and entered into commercial agreements related to services provided by these new entities to MPC on January 1, 2015 and April 1, 2016, respectively (the "Acquired Businesses"). Prior to these dates, these entities were not considered businesses. Pursuant to a Membership Interests Contributions Agreement entered into on March 1, 2017 (the "Contributions Agreement"), MPC contributed certain terminal, pipeline and storage assets, held by the the Acquired Businesses, to the Partnership for total consideration valued at $2,015 million (the "Acquisition"). MPC is contributing these assets in exchange for the issuance of $504 million in MPLX equity (the "Equity Consideration") and $1,511 million in cash. The Equity Consideration consisted of (i) 12,832,060 common units representing limited partner interests in the Partnership ("Common Units") and (ii) 261,879 general partner units to our general partner to maintain is two percent general partner interest in the Partnership. The final total consideration may differ immaterially from the Contributions Agreement as it is dependent on the March 1, 2017 MPLX common unit price. In connection with the Acquisition, the Partnership and its subsidiaries assumed various agreements with MPC contemplated by the Contributions Agreement, which provide for, among other items, the Partnership's reimbursement of MPC for the provision of certain general and administrative services.
HST owns and operates various private crude oil and refined product pipeline systems and associated storage tanks. These pipeline systems consist of 174 miles of crude oil pipelines and 430 miles of refined products pipelines while the associated 73 tanks have approximately 7.8 million barrels of storage capacity. Additionally, HST owns and operates 9 butane and propane storage caverns located in Michigan with approximately 1.8 million barrels of natural gas liquids storage capacity.

MPLXT owns and operates 59 terminals for the receipt, storage, blending, additization, handling and redelivery of refined petroleum products. Additionally, MPLXT operates one leased terminal and has partial ownership interests in two terminals. Collectively, these 62 terminals have a combined total shell capacity of approximately 23.6 million barrels. The terminal facilities are located primarily in the Midwest, Gulf Coast and Southeast regions of the United States.

The assets of HST and MPLXT are recorded at historical cost as the Acquisition is among entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma amounts. However, management believes the assumptions are reasonable for presenting the significant effects of the Acquisition and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable and are properly applied in the unaudited pro forma consolidated financial statements.
The unaudited pro forma consolidated balance sheet as of December 31, 2016 has been prepared to give effect to the Acquisition as if it had occurred on December 31, 2016. The unaudited pro forma consolidated statements of income for the two-year period ended December 31, 2016, have been prepared to give effect to the acquisition of HST and MPLXT as if it had occurred on January 1, 2015 and April 1, 2016, respectively, as these entities were not considered businesses prior to these dates. For the purposes of these unaudited pro forma consolidated financial statements, the total consideration described above is based on a 10-day average of the MPLX common unit price from February 8, 2017 through the close of trading on February 22, 2017. On December 4, 2015, MarkWest Energy Partners, L.P. ("MWE") merged with a wholly-owned subsidiary of MPLX (the "MarkWest Merger"). The operating results of MWE for the period of December 4, 2015 through December 31, 2015, are included in the MPLX LP historical consolidated statement of income for the year ended December 31, 2015. The unaudited pro forma consolidated statement of income for the year ended December 31, 2015 has been prepared to reflect the MarkWest Merger as of January 1, 2015.

MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2016

(In millions, except per unit data)	MPLX LP Historical (1)	HST Historical (Note 5)	MPLXT Historical (Note 6)	HST/MPLXT Pro Forma Adjustments		MPLX LP Pro Forma
Revenues and other income:
Service revenue	$958	$—	$—	$—		$958
Service revenue - related parties	603	118	220	(4)	(z)	937
Rental income	298	—	—	—		298
Rental income - related parties	114	50	77	(6)	(z)	235
Product sales	572	—	—	—		572
Product sales - related parties	11	—	—	—		11
Gain on sale of assets	1	—	—	—		1
(Loss) income from equity method investments	(74)	—	—	—		(74)
Other income	6	—	—	—		6
Other income - related parties	101	—	—	(14)	(y)	87
Total revenues and other income	2,590	168	297	(24)		3,031
Costs and expenses:
Cost of revenues (excludes items below)	354	39	63	(2)	(z)	454
Purchased product costs	448	—	—	—		448
Rental cost of sales	53	4	—	—		57
Rental cost of sales - related parties	—	2	—	(3)	(y)(z)	(1)
Purchases - related parties	316	21	69	(13)	(y)	393
Depreciation and amortization	546	16	29	(1)	(z)	590
Impairment expense	130	—	—	—		130
General and administrative expenses	193	7	27	—		227
Other taxes	43	3	4	—		50
Total costs and expenses	2,083	92	192	(19)		2,348
Income from operations	507	76	105	(5)		683
Related party interest and other financial (income) costs	1	(1)	1	—		1
Interest expense	210	—	—	104	(w)	314
Other financial costs	50	—	—	1	(w)	51
Income (loss) before income taxes	246	77	104	(110)		317
(Benefit) provision for income taxes	(12)	—	—	1	(p)	(11)
Net income (loss)	258	77	104	(111)		328
Less: Net income attributable to noncontrolling interests	2	—	—	—		2
Less: Net income attributable to Predecessor	23	—	—	—		23
Net income attributable to MPLX LP	233	77	104	(111)		303
Less: Preferred unit distributions	41			—		41
Less: General partner’s interest in net income attributable to MPLX LP	191			8	(q)	199
Limited partners’ interest in net income (loss) attributable to MPLX LP	$1			$(15)		$63
Per Unit Data (Note 3)
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$—					$0.18
Common - diluted	—					0.18
Weighted average limited partner units outstanding:
Common - basic	331			11		342
Common - diluted	338			11		349
(1) Financial information has been retrospectively adjusted for the acquisition of Hardin Street Marine LLC from MPC.
See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2015

(In millions, except per unit data)	MPLX LP Historical (1)	MWE Historical (Note 4)	MWE Pro Forma Adjustments		HST Historical (Note 5)	HST Pro Forma Adjustments		MPLX LP Pro Forma
Revenues and other income:
Service revenue	$130	$880	$(8)	(a)	$—	$—		$1,002
Service revenue - related parties	593	—	—		112	(4)	(z)	701
Rental income	20	251	(3)	(a)	—	—		268
Rental income - related parties	101	—	—		46	(1)	(z)	146
Product sales	36	597	(7)	(b)	—	—		626
Product sales - related parties	1	—	7	(b)	—	—		8
Income from equity method investments	3	12	(7)	(c)(d)	—	—		8
Other income	6	(6)	—		—	—		—
Other income - related parties	71	—	—		—	(14)	(y)	57
Total revenues and other income	961	1,734	(18)		158	(19)		2,816
Costs and expenses:
Cost of revenues (excludes items below)	225	298	—		26	(4)	(z)	545
Purchased product costs	20	421	(7)	(e)	—	—		434
Rental cost of sales	5	51	—		6	—		62
Rental cost of sales - related parties	—	—	—		2	(3)	(y)(z)	(1)
Purchases - related parties	166	—	—		20	(13)	(y)	173
Depreciation and amortization	116	521	(59)	(f)(g)	14	(1)	(z)	591
Impairment expense	—	26	—		—	—		26
General and administrative expenses	118	185	(92)	(h)(i)	7	—		218
Other taxes	13	—	—		2	—		15
Total costs and expenses	663	1,502	(158)		77	(21)		2,063
Income from operations	298	232	140		81	2		753
Debt retirement expense	—	118	—	(j)	—	—		118
Related party interest and other financial costs	—	—	—		—	—		—
Interest expense	35	189	(1)	(k)	—	104	(w)	327
Other financial costs	13	6	18	(j)(l)	—	1	(w)	38
Income (loss) before income taxes	250	(81)	123		81	(103)		270
(Benefit) provision for income taxes	1	(18)	7	(m)	—	(1)	(p)	(11)
Net income (loss)	249	(63)	116		81	(102)		281
Less: Net income attributable to noncontrolling interests	1	(25)	(13)	(n)	—	—		(37)
Less: Net income attributable to Predecessor	92	—	—		—	—		92
Net income (loss) attributable to MPLX LP	156	(38)	129		81	(102)		226
Less: General partner’s interest in net income attributable to MPLX LP	57		43	(o)		4	(q)	104
Limited partners’ interest in net income (loss) attributable to MPLX LP	$99		$48			$(25)		$122
Per Unit Data (Note 3)
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$1.23							$0.44
Common - diluted	1.22							0.42
Subordinated - basic and diluted	0.11							—
Weighted average limited partner units outstanding:
Common - basic	79		192			5		276
Common - diluted	80		202			5		287
Subordinated - basic and diluted	18		—			—		18

(1) Financial information has been retrospectively adjusted for the acquisition of Hardin Street Marine LLC from MPC.
See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2016

(In millions)	MPLX LP Historical	HST Historical (Note 5)	MPLXT Historical (Note 6)	HST/MPLXT Pro Forma Adjustments		MPLX LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$234	$—	$—	$709	(w)(x)	$943
Receivables, net	297	1	1	—		299
Receivables - related parties	122	92	38	(72)	(r)(v)(y)	180
Inventories	54	1	—	—		55
Other current assets	33	—	—	—		33
Total current assets	740	94	39	637		1,510
Equity method investments	2,467	—	4	—		2,471
Property, plant and equipment, net	10,730	273	413	(8)	(t)	11,408
Intangibles, net	492	—	—	—		492
Goodwill	2,199	27	21	(2)	(t)	2,245
Long-term receivables - related parties	4	—	7	—		11
Other noncurrent assets	14	—	—	—		14
Total assets	$16,646	$394	$484	$627		$18,151
Liabilities
Current liabilities:
Accounts payable	$123	$5	$12	$—		$140
Accrued liabilities	228	4	—	—		232
Payables - related parties	75	5	12	(4)	(y)	88
Deferred revenue	2	—	—	—		2
Deferred revenue - related parties	34	4	—	—		38
Accrued property, plant and equipment	132	9	5	—		146
Accrued taxes	33	1	3	—		37
Accrued interest payable	53	—	—	—		53
Other current liabilities	24	1	2	—		27
Total current liabilities	704	29	34	(4)		763
Long-term deferred revenue	12	—	—	—		12
Long-term deferred revenue - related parties	15	—	4	—		19
Long-term debt	4,422	—	—	2,220	(w)	6,642
Deferred income taxes	5	—	1	—		6
Deferred credits and other liabilities	169	3	6	—		178
Total liabilities	5,327	32	45	2,216		7,620
Commitments and contingencies
Redeemable preferred units	1,000	—	—	—		1,000
Equity
Common unitholders - public	8,086	—	—	—		8,086
Class B unitholders	133	—	—	—		133
Common unitholder - MPC	1,069	—	—	143	(s)	1,212
General partner - MPC	1,013	—	—	(931)	(r)(s)(t)(v)	82
Net investment	—	362	439	(801)	(u)	—
Total MPLX LP partners’ capital	10,301	362	439	(1,589)		9,513
Noncontrolling interest	18	—	—	—		18
Total equity	10,319	362	439	(1,589)		9,531
Total liabilities, preferred units and equity	$16,646	$394	$484	$627		$18,151

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

MPLX LP
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Except as noted within the context of each footnote, the dollar amounts presented in the tabular data within these footnotes are stated in millions of dollars.

1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma consolidated financial information is intended to reflect the impact of the Acquisition on MPLX's consolidated financial statements and presents the pro forma consolidated financial position and results of operations of MPLX based on its historical financial statements and the financial statements of HST and MPLXT, incorporated by reference in this Current Report on Form 8-K, after giving effect to the Acquisition and pro forma adjustment as described in these notes. Given the MarkWest Merger was effective December 4, 2015, the unaudited pro forma consolidated financial statements also reflect the effect of that transaction as appropriate. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Acquisition, (ii) factually supportable and, (iii) with respect to the unaudited pro forma consolidated statements of income, expected to have a continuing impact on the consolidated results. Certain items included in the historical consolidated financial statements of MPLX, MWE, HST and MPLXT were not adjusted for in these unaudited pro forma consolidated financial statements, as they were not directly related to the transaction, including (i) debt refinancing and other historical changes to the capital structures and (ii) acquisitions of additional interests in consolidated entities.

The unaudited pro forma consolidated balance sheet as of December 31, 2016 has been prepared to give effect to the Acquisition as if it had occurred on December 31, 2016. The unaudited pro forma consolidated statements of income for the two-year period ended December 31, 2016, have been prepared to give effect to the acquisition of HST and MPLXT as if it had occurred on January 1, 2015 and April 1, 2016, respectively, as these entities were not considered businesses prior to these dates. The unaudited pro forma consolidated statement of income for the year ended December 31, 2015 has been prepared to reflect MPLX's acquisition of MWE as if it had occurred on January 1, 2015, using the acquisition method of accounting.

2. Pro Forma Adjustments to the Unaudited Consolidated Financial Statements

Acquisition of MarkWest Energy Partners, L.P.

At the time of the MarkWest Merger on December 4, 2015, MWE had a 60% legal ownership interest in MarkWest Utica EMG, L.L.C. ("MarkWest Utica EMG"). MarkWest Utica EMG's inability to fund its planned activities without subordinated financial support qualify it as a variable interest entity. The financing structure for MarkWest Utica EMG at its inception resulted in a de-facto agent relationship under which MWE was deemed to be the primary beneficiary of MarkWest Utica EMG. Therefore, MWE consolidated MarkWest Utica EMG in its historical financial statements. In the fourth quarter of 2015, based on economic conditions and other pertinent factors, the accounting for its investment in MarkWest Utica EMG was re-assessed. As of December 4, 2015, the entity has been deconsolidated. For purposes of the unaudited pro forma consolidated statement of income for the year ended December 31, 2015, MarkWest Utica EMG has been consolidated for the period prior to December 4, 2015 consistent with its treatment in the historical period presented.

A summary of the amounts included in the historical financial statements of MWE for the period from January 1, 2015, through December 3, 2015, related to MarkWest Utica EMG are as follows:

Period Ended December 3, 2015
Revenues and other income	$152
Cost of revenues, excluding depreciation and amortization	27
Depreciation and amortization	61
Net income attributable to noncontrolling interests	64
Net income (loss)	(5)

EMG Utica, LLC ("EMG Utica"), our joint venture partner in MarkWest Utica EMG, received a special non-cash allocation of income of approximately $41 million for the period from January 1, 2015 through December 3, 2015. Net income of MWE would not have changed had MarkWest Utica EMG been deconsolidated for the period from January 1, 2015 through December 3, 2015.

(a)
Adjustment to reflect the write-off of MWE's deferred revenue as of January 1, 2015 and removal of the related recognition of this deferred revenue in 2015. This deferred revenue is associated with reimbursable projects that do not represent legal obligations and therefore have no fair value. The unaudited pro forma consolidated statement of income adjustment reflects a decrease in service revenue and rental income of $8 million and $3 million, respectively, for the year ended December 31, 2015.

(b)	Adjustment to reflect the activity between MWE and MPC as related party transactions. The activity primarily consisted of MPC purchasing feedstock for its refineries from MWE.

(c)
As of December 3, 2015, MWE owned a 55% ownership interest in MarkWest Utica EMG Condensate L.L.C. ("Utica Condensate"). In connection with the MarkWest Merger, MWE purchased the remaining 45% interest in Utica Condensate for $83 million. Utica Condensate's business is conducted solely through its 60% ownership of Ohio Condensate Company, L.L.C. ("Ohio Condensate"). The owner of the remaining 40% interest in Ohio Condensate has certain participatory rights and as a result Ohio Condensate has been and will continue to be accounted for as an equity method investment. The unaudited pro forma consolidated statement of income adjustment reflects an additional equity loss of approximately $2 million for the period from January 1, 2015 to December 3, 2015, to reflect MWE's increased ownership of Utica Condensate as a result of the above.

(d)
Adjustment to decrease income from equity method investments by approximately $5 million for the year ended December 31, 2015, to reflect the amortization of portions of the $113 million incremental fair value adjustment to equity method investments that was allocated to definite lived assets.

(e)	Adjustment of $7 million for the year ended December 31, 2015, to reflect the elimination of the unrealized loss associated with MWE's accounting for the inception value of an embedded derivative.

(f)
Adjustment to reflect the net decrease in depreciation expense of $86 million for the year ended December 31, 2015, as a result of the MarkWest Merger. Although the step-up value of the assets generated additional depreciation expense, the useful lives of certain MWE asset classes were conformed to the lives for the same major asset classes per MPLX's accounting policy resulting in a decrease in depreciation expense. The fair value of the acquired property, plant and equipment is being depreciated over a remaining weighted average period of approximately 27 years in the unaudited pro forma consolidated statement of income.

(g)
Adjustment to reflect the increase in amortization expense for the year ended December 31, 2015, related to the fair values of the intangibles acquired in the MarkWest Merger. Additionally, this adjustment reflects the amortization of the fair value of MarkWest Utica EMG's intangibles being reported as consolidated intangible assets for the period from January 1, 2015 through December 3, 2015. The fair values of the intangibles are being amortized over a remaining estimated useful life range between 11 and 25 years based on the utilization of the assets. The tables below reflect the change in amortization expense over the periods presented as a result of the MarkWest Merger.

	Estimated Fair Value	Useful Lives (in years)
Intangibles, net	$1,306	11-25

Period Ended December 3, 2015
Reversal of amortization recorded at MWE	$(61)
Amortization expense based on new book value	88
Change in amortization expense of intangibles	$27

(h)
Adjustment to reflect the elimination of approximately $90 million of acquisition-related costs and approximately $4 million of costs related to the exchange of MWE senior notes for the year ended December 31, 2015.

(i)
Adjustment to increase general and administrative expenses by approximately $2 million for the year ended December 31, 2015, for retention awards granted to certain MWE employees. The fair value of the retention awards will be recognized ratably over the post-acquisition service period of three years.

(j)
Adjustment to amortize the fair value adjustment for the MWE debt assumed by MPLX. The amortization of the fair value adjustment results in an increase in other financial costs of approximately $24 million for the year ended December 31, 2015. In conjunction with MWE's June 2015 redemption of debt, a loss on extinguishment of approximately $118 million was recorded in its historical financial statements, which has not been adjusted in the unaudited pro forma consolidated statement of income for the year ended December 31, 2015.

(k)	Adjustment to reflect reduced interest expense of $1 million for the year ended December 31, 2015 related to the fair value adjustment of the financing arrangement liability assumed by MPLX.

(l)	Adjustment to decrease other financial costs to remove costs of approximately $6 million related to the exchange of MWE senior notes and MWE credit facility.

(m)
MWE is not a taxable entity for federal income tax purposes. As such, MWE does not directly pay federal income tax. MarkWest Hydrocarbon, Inc. ("MarkWest Hydrocarbon"), a wholly-owned subsidiary of MWE, is a tax paying entity for both federal and state purposes. In addition to paying tax on its own earnings, MarkWest Hyrdocarbon recognizes a tax provision or benefit on its proportionate share of MWE income or loss resulting from MarkWest Hydrocarbon's ownership interest in MWE. For financial reporting purposes, such income or loss is eliminated in consolidation. As a result of the MarkWest Merger, MarkWest Hydrocarbon will also recognize a tax provision or benefit on its proportionate share of MPLX income or loss in a similar manner. The unaudited pro forma consolidated statement of income reflects a provision for income tax adjustment of $7 million for the year ended December 31, 2015.

(n)	Adjustment to net income attributable to noncontrolling interests to reflect the effect of certain pro forma adjustments.

(o)
Adjustment to reflect the net income attributable to the general partner, including distributions related to the general partner's incentive distribution rights ("IDRs"), to give effect to the MarkWest Merger. The adjustment reflects the combined MPLX and MWE historical cash distributions allocated per the terms of MPLX's partnership agreement.

Acquisition of HST and MPLXT

(p)
Adjustment to recognize MarkWest Hydrocarbon's $1 million tax provision on its proportionate share of HST and MPLXT combined incremental income for the year ended December 31, 2016 and $1 million tax benefit on its proportionate share of HST's incremental income for the year ended December 31, 2015. Refer to Note 2 (m) for further details.

(q)
Adjustment to reflect the net income attributable to the general partner, including distributions related to the general partner's IDRs, to give effect to the Acquisition. The adjustment reflects the combined MPLX, HST and MPLXT historical cash distributions allocated per the terms of MPLX's partnership agreement.

(r)
Adjustment to reflect the termination of both HST and MPLXT's participation in MPC's cash management services agreement. As a result of the termination, per the Contributions Agreement, HST and MPLXT's combined loans receivable from related parties balance of $80 million is eliminated and HST and MPLXT distribute all such cash received to MPC. This combined distribution from HST and MPLXT is reflected in General partner - MPC equity.

(s)
Adjustment to reflect the issuance of 12,832,060 Common Units and 261,879 general partner units to MPC in connection with the Acquisition. Pro forma equity adjustments include increases to Common unitholder - MPC and General partner - MPC of $143 million and $361 million, respectively, as 9,106,834 Common Units were issued to the general partner.

(t)
The Partnership recorded its acquired interest in HST and MPLXT at its historical carrying value and the excess consideration paid over the historical carrying value as a decrease to general partner equity. The unaudited pro forma consolidated balance sheet reflects a decrease in General partner - MPC equity of $1,224 million; which includes $2,015 million total fair value consideration less HST and MPLXT's combined historical carrying value of $801 million and the reduction of $10 million in historical carrying value related to the distribution of certain of HST's assets to MPC in 2017 prior to the Acquisition.

(u)	Adjustment to reflect the elimination of MPC's combined net investment in HST and MPLXT at December 31, 2016, of $801 million.

(v)
Adjustment to reflect the indemnification by MPC of costs of $12 million related to environmental incidents occurring prior to the Acquisition. The unaudited pro forma consolidated balance sheet reflects an increase in Receivables - related parties and General partner - MPC.

(w)
Adjustment to reflect the net proceeds from MPLX's aggregate $2,250 million unsecured senior notes offering consisting of two series of senior notes: $1,250 million aggregate principal amount of 4.125% due in March 2027 and $1,000 million aggregate principal amount of 5.2% due in March 2047, as offering proceeds intended to fund the Acquisition. Adjustment to reflect the associated interest expense of $104 million for the year ended December 31, 2016 and 2015, respectively. Additionally, adjustment to reflect the amortization of the issuance costs of $1 million for the year ended December 31, 2016 and 2015, respectively.

(in millions)
4.125% senior notes due 2027	$1,250
5.2% senior notes due 2047	1,000
Total	$2,250
Unamortized debt issuance costs	(21)
Unamortized discount	(9)
Total long-term debt	$2,220

(x)	Adjustment to reflect the $1,511 million cash payment made to MPC in connection with the Acquisition.

(y)
Adjustments to eliminate HST and WHC's annual management fee for the years ended December 31, 2016 and 2015 of $13 million and $1 million, respectively, that is paid to MPLX per the operating and services agreements. Additional adjustment to eliminate the $4 million Accounts receivable - related parties and Payables - related parties as of December 31, 2016 for MPLX and HST/WHC, respectively, related to the management fee.

(z)
Adjustments to remove the net income (loss) effect of $5 million and $(2 million) for the years ended December 31, 2016 and 2015, respectively, related to the distribution of certain of HST's assets to MPC in 2017 prior to the Acquisition.

3. Pro Forma Net Income per Limited Partner Unit

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners' interests in pro forma net income attributable to MPLX by the weighted-average number of common units outstanding for the period. As there is more than one class of participating securities, the two-class method is used when calculating the net income per unit applicable to limited partners. The classes of securities in the calculation include common units, class B units, subordinated units, general partner units, certain equity-based compensation awards and IDRs. Presented in the tables below, all newly issued units in connection with the Acquisition for the year ended December 31, 2016, were assumed to have been outstanding since January 1, 2015 and April 1, 2016, respectively, with allocation of the units based on EBITDA for each of the Acquired Businesses. Additionally, net income attributable to the general partner, IDRs and limited partners was adjusted per the pro forma adjustments and the pro forma basic and diluted weighted average number of common units equals the actual weighted average number of common units outstanding for the years ended December 31, 2016 and 2015, plus the amount of assumed newly issued units.

(in millions; except exchange ratio)	Year Ended December 31, 2016	Year Ended December 31, 2015

MWE weighted average common units outstanding - basic	—	176
MarkWest Merger exchange ratio	—	1.09
	—	192
Common Units per the Contribution Agreement - basic	11	5
MPLX weighted average common units outstanding - basic	331	79
Pro forma MPLX weighted average common units outstanding - basic	342	276

MWE weighted average common units outstanding - diluted	—	186
MarkWest Merger exchange ratio	—	1.09
	—	202
Common Units per the Contribution Agreement - diluted	11	5
MPLX weighted average common units outstanding - diluted	338	80
Pro forma MPLX weighted average common units outstanding - diluted	349	287

	December 31, 2016
(in millions; except per unit data)	General Partner	Limited Partners' Common Units	Total
Basic and diluted earnings per unit:
Allocation of earnings:
Income attributable to MPLX LP			$303
Distribution declared on Preferred units			41
Income allocated to participating securities			1
Income available to unitholders			$261

Pro forma distributions declared (including IDRs)	$211	$715	$926
Pro forma distributions greater than net income
attributable to MPLX LP	(13)	(652)	(665)
Net income attributable to MPLX LP
unitholders - basic	$198	$63	$261

Pro forma weighted average units outstanding - basic		342
Pro forma weighted average units outstanding - diluted		349
Pro forma net income attributable to MPLX LP per
Limited partner unit - basic		$0.18
Pro forma net income attributable to MPLX LP per
Limited partner unit - diluted		$0.18

	December 31, 2015
(in millions; except per unit data)	General Partner	Limited Partners' Common Units	Limited Partner Subordinated Units	Total
Basic and diluted earnings per unit:
Allocation of earnings:
Income attributable to MPLX LP				$226
Income allocated to participating securities				1
Income available to unitholders				$225

Pro forma distributions declared (including IDRs)	$112	$510	$31	$653
Pro forma distributions greater than net income
attributable to MPLX LP	(8)	(389)	(31)	(428)
Net income attributable to MPLX LP
unitholders - basic	$104	$121	$—	$225

Pro forma weighted average units outstanding - basic		276	18
Pro forma weighted average units outstanding - diluted		287	18
Pro forma net income attributable to MPLX LP per
Limited partner unit - basic		$0.44	$—
Pro forma net income attributable to MPLX LP per
Limited partner unit - diluted		$0.42	$—
4. The MWE Historical Financial Statements
The historical consolidated statement of income of MWE was derived from the consolidated financial statements included in MWE's Quarterly Report on Form 10-Q for the period ended September 30, 2015 and internal results for the period from October 1, 2015 through December 3, 2015. The MWE historical consolidated statement of income as presented includes the following reclassifications to conform to MPLX's financial statement presentation.

	MWE Historical	MWE Historical as presented
Statement of Income for the period ended December 3, 2015
Service revenue	$1,131	$880
Rental income	—	251
Derivative gain (loss)	$25	$—
Product sales	572	597
Facility expenses	$347	$—
Derivative loss related to facility expenses	2	—
Cost of revenues (excludes items below)	—	298
Rental expenses	—	51
Derivative gain related to purchased product costs	$(2)	$—
Purchased product costs	423	421
Depreciation	$462	$—
Amortization of intangible assets	58	—
Accretion of asset retirement obligations	1	—
Depreciation and amortization	—	521

5. The HST Historical Financial Statements

The historical financial statement information of HST was derived from the financial statements as of December 31, 2016 and for the years ended December 31, 2016 and 2015, incorporated by reference into this Current Report on Form 8-K. The HST historical financial information as presented includes the following reclassifications to conform to MPLX's financial statement presentation.

	HST Historical	HST Historical as presented
Statement of Income for the year ended December 31, 2016
Depreciation	$16	$—
Depreciation and amortization	—	16
Interest and other financial income - related parties	$1	$—
Related party interest and other financial (income) costs	—	(1)

Statement of Income for the year ended December 31, 2015
Depreciation	$14	$—
Depreciation and amortization	—	14

	HST Historical	HST Historical as presented
Balance Sheet as of December 31, 2016
Receivables - related parties	$17	$92
Loans receivable - related parties	75	—
Materials and supplies inventories	$1	$—
Inventories	—	1
Accrued liabilities	$13	$4
Accrued property, plant and equipment	—	9
Environmental remediation liabilities	$1	$—
Other current liabilities	—	1
Long-term environmental remediation liabilities	$3	$—
Deferred credits and other liabilities	—	3

6. The MPLXT Historical Financial Statements

The historical financial statement information of MPLXT was derived from the financial statements as of December 31, 2016 and for the nine months ended December 31, 2016, incorporated by reference into this Current Report on Form 8-K. The MPLXT historical financial information as presented includes the following reclassifications to conform to MPLX's financial statement presentation.

	MPLXT Historical	MPLXT Historical as presented
Statement of Income for the nine months ended December 31, 2016
Depreciation	$29	$—
Depreciation and amortization	—	29
Net interest expense - related parties	$1	$—
Related party interest and other financial costs	—	1

	MPLXT Historical	MPLXT Historical as presented
Balance Sheet as of December 31, 2016
Receivables - related parties	$33	$38
Loans receivable from related parties	5	—
Accrued liabilities	$5	$—
Accrued property, plant and equipment	—	5
Consumer excise taxes payable	$1	$—
Accrued taxes	2	3
Environmental remediation liabilities	$2	$—
Other current liabilities	—	2
Long-term deferred income taxes	$1	$—
Deferred income taxes	—	1
Long-term environmental remediation liabilities	$6	$—
Deferred credits and other liabilities	—	6